Exhibit 16.1
January 8, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Getty Petroleum Marketing Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated January 3, 2001. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/S/ PricewaterhouseCoopers LLP















cc: Michael K. Hantman, Vice President and Corporate Controller, Getty Petroleum Marketing Inc.